EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Barnes & Noble, Inc.
New York, New York



We hereby consent to the incorporation by reference of our report dated March 22, 2001 relating to the consolidated financial statements of Barnes & Noble, Inc. and subsidiaries, incorporated by reference into the Company's Annual Report on Form 10-K for the year ended February 3, 2001, into the prospectuses constituting a part of the following registration statements: No. 33-84826 on Form S-3, No. 33-89258 on Form S-3, No. 33-270333 on Form S-8, No. 33-89260 on
Form S-8, and No. 33-97410 on Form S-3.

We also consent to the references to us under the caption "Experts" in the Prospectuses.


                                                      BDO Seidman, LLP
                                                      New York, New York
                                                      April 30, 2001